POWER OF ATTORNEY
     The undersigned trustees of Invesco Van Kampen Trust for Investment Grade New York Municipals, a Massachusetts business trust (the “Registrant”), hereby appoint PHILIP A. TAYLOR and JOHN M. ZERR (with full power to each of them to act alone) his/her attorney-in-fact and agent, in all capacities, to execute, deliver and file in the names of the undersigned, any and all instruments that said attorneys and agents may deem necessary or advisable to enable the Registrant to comply with or register any security issued by the Registrant under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations thereunder, with respect to the Registrant’s Registration Statement on Form N-14 with respect to the proposed reorganization of Invesco New York Quality Municipal Securities with and into the Registrant, including any and all pre- and post-effective amendments thereto, any other document to be filed with the U.S. Securities and Exchange Commission and any and all documents required to be filed with respect thereto with any other regulatory authority. Each of the undersigned grants to each of said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he/she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.
     This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be a single document.
     The undersigned officers and trustees hereby execute this Power of Attorney as of the 30th day of November, 2011.

/S/ Wayne W. Whalen	/S/ Howard J Kerr

Wayne W. Whalen	Howard J Kerr

/S/ David C. Arch	/S/ Colin Meadows

David C. Arch	Colin Meadows

/S/ Jerry D. Choate	/S/ Jack E. Nelson

Jerry D. Choate	Jack E. Nelson

/S/ Rodney Dammeyer	/S/ Hugo F. Sonnenschein

Rodney Dammeyer	Hugo F. Sonnenschein

/S/ Linda Hutton Heagy	/S/ Suzanne H. Woolsey

Linda Hutton Heagy	Suzanne H. Woolsey

/S/ R. Craig Kennedy

R. Craig Kennedy